Exhibit 99.1
Investor Relations Contact:
Michael Haase
(925) 951-9005
Michael.Haase@Workday.com
Media Contact:
Eric Glass
(415) 432-3056
Eric.Glass@Workday.com
Workday Announces Fiscal 2015 Third Quarter Financial Results

Total Revenue of $215.1 Million, Up 68% Year Over Year; Subscription Revenue of $164.4 Million, Up 75% Year Over Year

PLEASANTON, CALIF. - Nov. 24, 2014 - Workday, Inc. (NYSE: WDAY), a leader in enterprise cloud applications for finance and human resources, today announced results for the fiscal third quarter ended October 31, 2014.

•	Total revenues were $215.1 million, an increase of 68% from the third quarter of fiscal 2014. Subscription revenues were $164.4 million, an increase of 75% from same period last year.

•
Operating loss was $51.5 million, or negative 23.9% of revenues, compared to an operating loss of $40.4 million, or negative 31.6% of revenues, in the same period last year. Non-GAAP operating loss for the third quarter was $2.9 million, or negative 1.4% of revenues, compared to a non-GAAP operating loss of $19.9 million last year, or negative 15.6% of revenues.[1]

•
Net loss per basic and diluted share was $0.33, compared to a net loss per basic and diluted share of $0.27 in the third quarter of fiscal 2014. The non-GAAP net loss per basic and diluted share for the third quarter was $0.03, compared to a non-GAAP net loss per basic and diluted share of $0.12 during the same period last year.[1]

•
Operating cash flows for the third quarter were $41.0 million and free cash flows were $13.3 million. For the trailing twelve months, operating cash flows were $88.5 million and free cash flows were a negative $4.8 million.[2]

•	Cash, cash equivalents and marketable securities were approximately $1.8 billion as of October 31, 2014. Unearned revenue was $508.1 million, a 44% increase from last year.

“We had a strong third quarter and saw increasing customer demand globally,” said Aneel Bhusri, co-founder and CEO, Workday. “We also welcomed a record number of customers to our eighth annual customer conference, Workday Rising, where we announced our newest suite of applications, Workday Insight Applications, to deepen the value our customers gain with one system in the cloud for finance and human resources.”

“We are very pleased with our solid third quarter results,” said Mark Peek, chief financial officer, Workday. “We generated record quarterly revenues and trailing twelve month operating cash flows. Looking ahead, we anticipate fourth quarter total revenues to be within a range of $219 and $222 million, or growth of 54% to 56% as compared to the prior year.”

Recent Highlights

•	Workday held its eighth annual customer conference, Workday Rising, bringing together more than 4,500 members of the Workday community for education and collaboration in San Francisco.

•
Workday introduced Workday Insight Applications, a new suite of applications that will use the power of advanced data science and machine learning algorithms to help customers make smarter financial and workforce decisions. Workday is scheduled to make select Workday Insight Applications generally available to customers in calendar year 2015.

•
Workday Financial Management momentum continued as the company surpassed the 100-customer milestone. Additionally, in its latest feature release, Workday 23, Workday unveiled Composite Reporting, an advanced reporting tool, as well as industry-specific functionality to further address the finance needs of large organizations.

Workday plans to host a conference call today to review its third quarter financial results and to discuss its financial outlook. The call is scheduled to begin at 2:00 p.m. PT/ 5:00 p.m. ET and can be accessed via webcast or through the company’s Investor Relations website at www.workday.com/investorrelations. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 45 days.

1
Non-GAAP operating loss and net loss per share for the fiscal third quarters of 2015 and 2014 exclude share-based compensation, employer payroll taxes on employee stock transactions and debt discount and issuance costs associated with convertible notes, and for the fiscal third quarter of 2015, also exclude amortization expense for acquisition-related intangible assets. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

2
Free cash flows are defined as operating cash flows minus capital expenditures, assets acquired under a capital lease and purchased other intangible assets. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

About Workday
Workday is a leading provider of enterprise cloud applications for finance and human resources. Founded in 2005, Workday delivers financial management, human capital management, and analytics applications designed for the world's largest companies, educational institutions, and government agencies. Hundreds of organizations, ranging from medium-sized businesses to Fortune 50 enterprises, have selected Workday.

Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to Workday’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”
Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Workday’s fourth quarter revenue projections. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) breaches in our security measures, unauthorized access to our customers’ data or disruptions in our data center operations; (ii) our ability to manage our growth effectively; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (iv) the development of the market for enterprise cloud services; (v) acceptance of our applications and services by customers; (vi) adverse changes in general economic or market conditions; (vii) delays or reductions in information technology spending; (viii) our limited operating history, which makes it difficult to predict future results; and (ix) changes in sales may not be immediately reflected in our results due to our subscription model. Further information on risks that could affect Workday’s results is included in our filings with the Securities and Exchange Commission (SEC), including our Form 10-Q for the quarter ended July 31, 2014 and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Any unreleased services, features, or functions referenced in this document, our website or other press releases or public statements that are not currently available are subject to change at Workday's discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.
© 2014. Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Workday, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	October 31, 2014	January 31, 2014(1)
Assets
Current assets:
Cash and cash equivalents	$192,142	$581,326
Marketable securities	1,642,517	1,305,253
Accounts receivable, net	118,943	92,184
Deferred costs	19,024	16,446
Prepaid expenses and other current assets	37,120	28,449
Total current assets	2,009,746	2,023,658
Property and equipment, net	116,640	77,664
Deferred costs, noncurrent	18,342	20,797
Goodwill and acquisition-related intangible assets, net	35,079	8,488
Other assets	52,511	45,658
Total assets	$2,232,318	$2,176,265
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,610	$6,212
Accrued expenses and other current liabilities	34,508	17,999
Accrued compensation	47,510	55,620
Capital leases	4,681	9,377
Unearned revenue	441,324	332,682
Total current liabilities	537,633	421,890
Convertible senior notes, net	484,855	468,412
Capital leases, noncurrent	—	3,589
Unearned revenue, noncurrent	66,807	80,883
Other liabilities	13,807	14,274
Total liabilities	1,103,102	989,048
Stockholders’ equity:
Common stock	185	181
Additional paid-in capital	1,891,872	1,761,156
Accumulated other comprehensive income	64	269
Accumulated deficit	(762,905)	(574,389)
Total stockholders’ equity	1,129,216	1,187,217
Total liabilities and stockholders’ equity	$2,232,318	$2,176,265

(1)	Amounts as of January 31, 2014 were derived from the January 31, 2014 audited financial statements.

Workday, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2014	2013	2014	2013
Revenues:
Subscription services	$164,403	$93,925	$431,462	$243,454
Professional services	50,667	33,947	130,125	83,618
Total revenues	215,070	127,872	561,587	327,072
Costs and expenses(1):
Costs of subscription services	27,426	18,076	73,258	49,333
Costs of professional services	44,363	30,515	121,590	76,711
Product development	85,270	49,349	227,905	126,799
Sales and marketing	80,681	54,051	227,371	136,565
General and administrative	28,796	16,280	76,781	42,970
Total costs and expenses	266,536	168,271	726,905	432,378
Operating loss	(51,466)	(40,399)	(165,318)	(105,306)
Other expense, net	(8,047)	(6,893)	(21,999)	(10,628)
Loss before provision for income taxes	(59,513)	(47,292)	(187,317)	(115,934)
Provision for income taxes	399	242	1,199	593
Net loss	$(59,912)	$(47,534)	$(188,516)	$(116,527)
Net loss per share, basic and diluted	$(0.33)	$(0.27)	$(1.03)	$(0.68)
Weighted-average shares used to compute net loss per share, basic and diluted	184,310	174,385	182,770	171,269

(1) Costs and expenses include share-based compensation as follows:
Costs of subscription services	$1,959	$783	$4,622	$1,446
Costs of professional services	4,214	1,559	9,931	2,835
Product development	19,191	7,032	46,796	12,404
Sales and marketing	8,678	4,583	22,807	7,431
General and administrative	12,966	5,726	32,508	12,766

Workday, Inc.

Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2014	2013	2014	2013
Cash flows from operating activities
Net loss	$(59,912)	$(47,534)	$(188,516)	$(116,527)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	15,682	9,361	42,679	23,981
Share-based compensation expenses	47,008	19,683	116,664	36,882
Amortization of deferred costs	5,740	3,211	14,113	8,449
Amortization of debt discount and issuance costs	6,083	5,764	18,005	8,554
Other	1,808	86	2,654	256
Changes in operating assets and liabilities, net of business combinations:
Accounts receivable	(18,598)	(19,997)	(27,052)	(19,674)
Deferred costs	(4,340)	(5,346)	(14,236)	(12,449)
Prepaid expenses and other assets	1,586	(2,652)	(8,512)	(12,794)
Accounts payable	4,056	1,891	1,603	5,563
Accrued expense and other liabilities	15,271	16,458	1,760	22,720
Unearned revenue	26,658	26,151	94,566	66,509
Net cash provided by operating activities	41,042	7,076	53,728	11,470
Cash flows from investing activities
Purchases of marketable securities	(454,219)	(499,787)	(1,490,404)	(1,229,488)
Maturities of marketable securities	368,984	256,240	1,136,456	833,107
Sales of available-for-sale securities	—	—	8,138	—
Business combinations, net of cash acquired	—	—	(26,317)	—
Purchases of property and equipment	(27,699)	(16,757)	(65,981)	(48,384)
Purchase of cost method investment	—	—	(10,000)	—
Other	—	—	1,000	90
Net cash (used in) investing activities	(112,934)	(260,304)	(447,108)	(444,675)
Cash flows from financing activities
Proceeds from borrowings on convertible senior notes, net of issuance costs	—	—	—	584,291
Proceeds from issuance of warrants	—	—	—	92,708
Purchase of convertible senior notes hedges	—	—	—	(143,729)
Proceeds from issuance of common stock from employee equity plans	2,615	2,637	20,780	9,312
Principal payments on capital lease obligations	(1,123)	(2,817)	(8,285)	(9,505)
Shares repurchased for tax withholdings on vesting of restricted stock	—	(637)	(8,291)	(637)
Other	91	41	151	121
Net cash provided by (used in) financing activities	1,583	(776)	4,355	532,561
Effect of exchange rate changes	(183)	32	(159)	(54)
Net increase (decrease) in cash and cash equivalents	(70,492)	(253,972)	(389,184)	99,302
Cash and cash equivalents at the beginning of period	262,634	437,432	581,326	84,158
Cash and cash equivalents at the end of period	$192,142	$183,460	$192,142	$183,460

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended October 31, 2014
(in thousands, except per share data)
(unaudited)

	GAAP	Share-Based Compensation	Other Operating Expenses (2)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$27,426	$(1,959)	$(13)	$—	$25,454
Costs of professional services	44,363	(4,214)	(69)	—	40,080
Product development	85,270	(19,191)	(628)	—	65,451
Sales and marketing	80,681	(8,678)	(485)	—	71,518
General and administrative	28,796	(12,966)	(330)	—	15,500
Operating loss	(51,466)	47,008	1,525	—	(2,933)
Operating margin	(23.9)%	21.9%	0.6%	—	(1.4)%
Other expense, net	(8,047)	—	—	6,083	(1,964)
Loss before provision for income taxes	(59,513)	47,008	1,525	6,083	(4,897)
Provision for income taxes	399	—	—	—	399
Net loss	$(59,912)	$47,008	$1,525	$6,083	$(5,296)
Net loss per share, basic and diluted (1)	$(0.33)	$0.26	$0.01	$0.03	$(0.03)

(1)	Calculated based upon 184,310 basic and diluted weighted-average shares of common stock.

(2)	Other operating expenses include employer payroll taxes on employee stock transactions and amortization of acquisition-related intangible assets.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended October 31, 2013
(in thousands, except per share data)
(unaudited)

	GAAP	Share-Based Compensation	Other Operating Expenses (2)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$18,076	$(783)	$—	$—	$17,293
Costs of professional services	30,515	(1,559)	(164)	—	28,792
Product development	49,349	(7,032)	(390)	—	41,927
Sales and marketing	54,051	(4,583)	(87)	—	49,381
General and administrative	16,280	(5,726)	(188)	—	10,366
Operating loss	(40,399)	19,683	829	—	(19,887)
Operating margin	(31.6)%	15.4%	0.6%	—	(15.6)%
Other expense, net	(6,893)	—	—	5,764	(1,129)
Loss before provision for income taxes	(47,292)	19,683	829	5,764	(21,016)
Provision for income taxes	242	—	—	—	242
Net loss	$(47,534)	$19,683	$829	$5,764	$(21,258)
Net loss per share, basic and diluted (1)	$(0.27)	$0.11	$—	$0.04	$(0.12)

(1)	Calculated based upon 174,385 basic and diluted weighted-average shares of common stock.

(2)	Other operating expenses include employer payroll taxes on employee stock transactions.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Nine Months Ended October 31, 2014
(in thousands, except per share data)
(unaudited)

	GAAP	Share-Based Compensation	Other Operating Expenses (2)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$73,258	$(4,622)	$(101)	$—	$68,535
Costs of professional services	121,590	(9,931)	(204)	—	111,455
Product development	227,905	(46,796)	(2,098)	—	179,011
Sales and marketing	227,371	(22,807)	(996)	—	203,568
General and administrative	76,781	(32,508)	(688)	—	43,585
Operating loss	(165,318)	116,664	4,087	—	(44,567)
Operating margin	(29.4)%	20.8%	0.7%	—	(7.9)%
Other expense, net	(21,999)	—	—	18,005	(3,994)
Loss before provision for income taxes	(187,317)	116,664	4,087	18,005	(48,561)
Provision for income taxes	1,199	—	—	—	1,199
Net loss	$(188,516)	$116,664	$4,087	$18,005	$(49,760)
Net loss per share, basic and diluted (1)	$(1.03)	$0.64	$0.02	$0.10	$(0.27)

(1)	Calculated based upon 182,770 basic and diluted weighted-average shares of common stock.

(2)	Other operating expenses include employer payroll taxes on employee stock transactions and amortization of acquisition-related intangible assets.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Nine Months Ended October 31, 2013
(in thousands, except per share data)
(unaudited)

	GAAP	Share-Based Compensation	Other Operating Expenses (2)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$49,333	$(1,446)	$(8)	$—	$47,879
Costs of professional services	76,711	(2,835)	(511)	—	73,365
Product development	126,799	(12,404)	(940)	—	113,455
Sales and marketing	136,565	(7,431)	(470)	—	128,664
General and administrative	42,970	(12,766)	(413)	—	29,791
Operating loss	(105,306)	36,882	2,342	—	(66,082)
Operating margin	(32.2)%	11.3%	0.7%	—	(20.2)%
Other expense, net	(10,628)	—	—	8,554	(2,074)
Loss before provision for income taxes	(115,934)	36,882	2,342	8,554	(68,156)
Provision for income taxes	593	—	—	—	593
Net loss	$(116,527)	$36,882	$2,342	$8,554	$(68,749)
Net loss per share, basic and diluted (1)	$(0.68)	$0.22	$0.01	$0.05	$(0.40)

(1)	Calculated based upon 171,269 basic and diluted weighted-average shares of common stock.

(2)	Other operating expenses include employer payroll taxes on employee stock transactions.

Workday, Inc.
Reconciliation of GAAP Cash Flows from Operations to Free Cash Flows
(A Non-GAAP Financial Measure)
(in thousands)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2014	2013	2014	2013
GAAP cash flows from operating activities	$41,042	$7,076	$53,728	$11,470
Capital expenditures	(27,699)	(16,757)	(65,981)	(48,384)
Property and equipment acquired under capital lease	—	—	—	(115)
Free cash flows	$13,343	$(9,681)	$(12,253)	$(37,029)

	Trailing Twelve Months Ended October 31,
	2014	2013
GAAP cash flows from operating activities	$88,521	$17,410
Capital expenditures	(78,322)	(57,479)
Property and equipment acquired under capital lease	—	(945)
Purchase of other intangible assets	(15,000)	—
Free cash flows	$(4,801)	$(41,014)

About Non-GAAP Financial Measures
To provide investors and others with additional information regarding Workday’s results, we have disclosed the following non-GAAP financial measures: non-GAAP operating loss, non-GAAP net loss per share and free cash flows. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. The non-GAAP financial measures non-GAAP operating loss and non-GAAP net loss per share differ from GAAP in that they exclude share-based compensation, employer payroll taxes on employee stock transactions, amortization of acquisition-related intangible assets and non-cash interest expense related to our convertible senior notes, as applicable. Free cash flows differ from GAAP cash flows from operating activities in that it treats capital expenditures, assets acquired under a capital lease and purchased other (non-acquisition related) intangible assets as a reduction to cash flows.
Workday’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, and for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday’s financial performance and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect Workday’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday’s business, as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flows provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to fund ongoing operations and to fund other capital expenditures.
Management believes excluding the following items from the GAAP Condensed Consolidated Statement of Operations is useful to investors and others in assessing Workday’s operating performance due to the following factors:

•
Share-based compensation. Although share-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude share-based compensation in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies. For restricted share awards, the amount of share-based compensation expenses is not reflective of the value ultimately received by the grant recipients. Moreover, determining the fair value of certain of the share-based instruments we utilize involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related share-based awards. Unlike cash compensation, the value of stock options and the Employee Stock Purchase Plan, which is an element of our ongoing share-based compensation expenses, is determined using a complex formula that incorporates factors, such as market volatility and forfeiture rates, that are beyond our control.

•
Other Operating Expenses. Other operating expenses included employer payroll taxes on employee stock transactions for the three and nine months ended October 31, 2014 and 2013 and amortization of acquisition-related intangible assets for the three and nine months ended October 31, 2014. The amount of employer payroll taxes on share-based compensation is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe it is reflective of the ongoing operations.

•
Amortization of debt discount and issuance costs. Under GAAP, we are required to separately account for liability (debt) and equity (conversion option) components of the convertible senior notes that were issued in private placements in June 2013. Accordingly, for GAAP purposes we are required to recognize the effective interest expense on our convertible senior notes and amortize the issuance costs over the term of the notes. The difference between the effective interest expense and the contractual interest expense and the amortization expense of issuance costs are excluded from management’s assessment of our operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. Management believes that the exclusion of the non-cash interest expense provides investors an enhanced view of the company’s operational performance.

Additionally, we believe that the non-GAAP financial measure, free cash flows, is meaningful to investors because we review cash flows generated from or used in operations after deducting capital expenditures, whether purchased or leased, and purchased other intangible assets, due to the fact that these expenditures are considered to be an ongoing operational component of our business. This provides an enhanced view of cash available to make strategic acquisitions and investments, to fund ongoing operations and to fund other capital expenditures.

The use of non-GAAP operating loss and net loss per share has certain limitations as they do not reflect all items of income and expense that affect Workday’s operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday’s financial information in its entirety and not rely on a single financial measure.